UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2012

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (518) 782-7700

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.05   Costs Associated with Exit or Disposal Activities

On December 11, 2012, Plug Power Inc. (the “Company”) adopted a restructuring plan to improve organizational efficiency and conserve working capital needed to support the growth of the Company’s GenDrive business.  In doing so, 22 full-time positions will be eliminated at the Company’s U.S. facilities.  This workforce reduction was substantially complete on December 13, 2012.  As a result of the restructuring, the Company expects to reduce annual expenses by $3.0 to $4.0 million.

The Company currently estimates that it will incur pre-tax restructuring charges resulting from the restructuring of approximately six hundred thousand dollars related to severance pay and other related costs.  The Company expects to pay the majority of these restructuring charges within the next few months.  The estimates of total charges and cash expenditures that the Company expects to incur in connection with the restructuring, and the timing thereof, is subject to a number of assumptions, and actual results may materially differ.

Forward Looking Statements:

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations that are subject to certain assumptions, risks and uncertainties, any of which are difficult to predict, are beyond our control and that may cause our actual results to differ materially from the expectations in our forward-looking statements including, but not limited to: the risk that we continue to incur losses and might never achieve or maintain profitability, the risk that we expect we will need to raise additional capital to fund our operations and such capital may not be available to us; our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that pending orders may not convert to purchase orders; the risk that our continued failure to comply with NASDAQ's listing standards may severely limit our ability to raise additional capital; the cost and timing of developing our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our GenDrive systems; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to improve system reliability for our GenDrive systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; and other risks and uncertainties discussed, but are not limited to, those set forth in (i) "Item IA-Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission ("SEC") on March 30, 2012 and (ii) in our quarterly report on Form 10-Q for the quarter ended September 30, 2012 filed with the SEC on November 14, 2012, as well as in the other reports we file from time to time with the SEC. We do not intend to, and undertake no duty to; update any forward-looking statements as a result of new information or future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: December 14, 2012	By: /s/ Andrew Marsh
Name: Andrew Marsh
Title: President and Chief Executive Officer